Exhibit 10.1

                          FINANCIAL ADVISORY AGREEMENT
                          ----------------------------

         THIS FINANCIAL ADVISORY AGREEMENT ("Agreement") is made and entered into on this the 26th day of September 2005, by and between HFG International, Limited, a Hong Kong corporation ("HFG"), and Eastern Nano-Materials Holdings Limited, a company organized under the laws of the Republic of Singapore (the "Company").

                              W I T N E S S E T H:

         WHEREAS, the Company desires to engage HFG to provide certain financial advisory and consulting services as specifically enumerated below commencing as of the date hereof related to the Financing, the Restructuring, the Going Public Transaction and the Post-Transaction Period (each as hereinafter defined), and HFG is willing to be so engaged;

         NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

         1. Retention. As of the date hereof, the Company hereby retains and HFG hereby agrees to be retained as the Company's exclusive financial advisor during the term of this Agreement. The Company acknowledges that HFG shall have the right to engage third parties with the Company's permission to assist it in its efforts to satisfy its obligations hereunder. In its capacity as a financial advisor to the Company, HFG will:

         A. Restructuring and Going Public Transaction.

                  (i) consult on the implementation of a restructuring plan (the "Restructuring") resulting in an organizational structure that will allow the Company to complete the Going Public Transaction;

                  (ii) assist the Company in evaluating the manner of effecting a going public transaction with a public shell corporation domiciled in the United States of America and quoted on the "OTC BB" (a "Going Public Transaction") resulting in HFG, its affiliates, participants in the Financing and the minority shareholders of the public shell corporation retaining control of 5.8 percent (5.8%) of all the issued and outstanding stock of the public company following consummation of the Financing and the Going Public Transaction. The Company acknowledges that it has presented HFG with financial projections (the "Projections") indicating that the Company will report net income of approximately $10 million USD for the first three quarters of fiscal 2005 (the "Projected NI"). The Company agrees that in the event it fails to meet the Projected NI, HFG shall have the right, in its sole discretion, to renegotiate its terms.



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

                  (iii) assist the Company in a capital raising transaction (a "Financing") as permitted by applicable law and in accordance with the terms of that certain Financing Agreement (the "Financing Agreement") attached hereto as Exhibit "A".

         B. Post Transaction Period

         Upon consummation of the Going Public Transaction, HFG agrees to:

                  (i) coordinate and supervise a training program for the purpose of facilitating new management's operation of the public company;

                  (ii) if necessary, facilitate the preparation of an information statement to be filed with the SEC to change the public company's name and to in turn assist in obtaining a new CUSIP number and stock symbol for the public company;

                  (iii) assist in developing and implementing the public company's investor relations efforts, which shall include (a) establishing a program for communicating with brokerage professionals, investment bankers and market makers; (b) creating a complete investor relations strategy to be implemented in English and Chinese; and (c) assisting in the preparation and dissemination of press releases (the Company agrees that all costs and expenses charged by investor relations and press relations firms introduced by HFG and engaged by the public company will be the sole responsibility of the public company);

                  (iv) provide assistance and guidance in the preparation and assembly of application materials for the listing of the public company's common stock on a national exchange or quotation medium that shall necessarily be limited to the American Stock Exchange or the NASDAQ Stock Market; and

                  (v) provide the public company with such additional financial advisory services as may be reasonably requested, to the extent HFG has the expertise or legal right to render such services.

         2. Authorization. Subject to the terms and conditions of this Agreement, the Company hereby appoints HFG to act on a best efforts basis as its consultant during the Authorization Period (as hereinafter defined). HFG hereby accepts such appoint, with it being expressly acknowledged that HFG is acting in the capacity of independent contractor and not as agent of either the Company, affiliates of the Company resulting from the Restructuring, or the public company.

         In addition, except in the event of an act constituting either willful misconduct or gross negligence on the part of HFG, the Company agrees that it will not hold HFG responsible in the event that either the Restructuring, the Financing or the Going Public Transaction is not consummated, nor shall it hold HFG liable for any damages suffered by the Company as a result of the Company's inability to consummate either the Restructuring, the Financing or the Going Public Transaction. It is expressly acknowledged by the Company that HFG shall not render legal or accounting advice in connection with the services to be provided herein. HFG shall have the right to recommend the legal and accounting professionals for the transactions contemplated herein.



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

         3. Authorization Period. HFG's engagement hereunder shall become effective on the date hereof (the "Effective Date") and will automatically terminate (the "Termination Date") on the first to occur of the following: (a) either party exercises there right of termination under Section 5. hereof, (b) the Company's breach of its covenants set forth in Section 6. hereof, (c) 4 months from the Effective Date, (d)the Company finds out that the public shell corporation bears any liability and going on lawsuits. This Agreement may be extended beyond the Termination Date if both parties mutually agree in writing. Except as to certain obligations of the Company under Section 4. hereof, this Agreement shall also terminate immediately upon the mutual decision of the parties not to move forward with the Restructuring, the Financing or the Going Public Transaction.

         4. Fees and Expenses. Within 10 working days of the execution of this Agreement, the Company shall deliver to HFG via wire transferred funds the non-refundable deposit of US $20,000. Simultaneous with the closing of the Going Public Transaction, the Company shall pay to HFG an additional fee of US $430,000 (the "Fee"), via wire transferred funds.

         In addition, the Company shall reimburse HFG for all documented travel and lodging expenses incurred by HFG personnel during the term of this Agreement. Prior to any incurrence of related expenses, HFG shall seek the Company's permission. Costs for first -class air travel shall not be reimbursed. Reimbursement is to be made within 10 days of receipt of a written request for reimbursement submitted to the Company.

         5. Due Diligence and Auditabilty. HFG shall have the right to perform a due diligence investigation of the Company that demonstrates to HFG's sole satisfaction that the Company is a suitable candidate for the Going Public Transaction, which due diligence investigation shall include consultation with the Company's independent audit firm regarding the auditablity of the Company in accordance with US GAAP.

         For its due diligence to be performed, HFG shall be entitled to fee compensation of $30,000 (the "Diligence Fee"). Within 7 working days of the execution of this Agreement, the Company shall pay $10,000 of the Diligence Fee. Upon the delivery of the draft of due diligence report, the Company shall pay another $10,000 toward the Diligence Fee. Upon the delivery of the final report, the Company shall pay the final $10,000 of the Diligence Fee. All the payments shall be transferred into RMB according to the exchange rate of paid date to HFG'S official account

         HFG shall have the right to terminate this Agreement in the event it determines that there exists a material and non-curable due diligence matter. The Company shall also have the right to perform a due diligence investigation of the public company.

         6. Representations and Covenants. The Company represents and covenants that it will complete both the Financing and the Going Public Transaction if subscriptions equaling the minimum amount of the offering contemplated by the Financing Agreement are received.



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         7.  Indemnification.  The parties hereto shall  indemnify each other to the extent provided for in this paragraph. Except as a result of an act of gross negligence or willful misconduct on the part of a party hereto, no party shall be liable to another party, or its officers, directors, employees, shareholders or affiliates, for any damages sustained as a result of an act or omission taken or made under this Agreement. In those cases where gross negligence or willful misconduct of a party is alleged and proven, the non-damaged party agrees to defend, indemnify and hold the damaged party harmless from and against any and all reasonable costs, expenses and liabilities suffered or sustained as a result of the act of gross negligence or willful misconduct

         8. Governing Law. This Agreement shall be governed by the laws of the Peoples Republic of China and any dispute arising hereunder shall be submitted for binding arbitration to the China Foreign Trade Commission Arbitration Committee in Beijing.

         It is understood that this Agreement will be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the dispute shall be resolved in accordance with the provisions of the Chinese version.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                         HFG:

                                         HFG International, Limited



                                         By: /s/  Timothy P. Halter
                                            ------------------------------------
                                            Timothy P. Halter,
                                            Its:President

                                         The Company:

                                         Eastern Nano-Materials Holdings Limited



                                         By: /s/ Xiangzhi Chen
                                            ------------------------------------
                                            Xiangzhi Chen
                                            Its:CEO






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

                              ASSIGNMENT AGREEMENT

         THIS ASSIGNEMENT AGREEMENT ("Agreement") is made and entered into on this the 29th day of March, 2006, by and among between HFG International, Limited, a Hong Kong corporation ("HFG"), Eastern Nano-Materials Holdings
Limited, a corporation organized under the laws of the Republic of Singapore (the "Company) and Faith Bloom Limited, a company organized under the laws of The British Virgin Islands ("Faith Bloom").

                              W I T N E S S E T H:

         WHEREAS, HFG and the Company have entered into that certain Financial Advisory Agreement (the "FAA") and that certain Financing Agreement (the "Financing Agreement" and collectively with the FAA, the "Assigned Agreements") each being dated as of September 26, 2005;

         WHEREAS, the Company desires to assign its rights and obligations under the Assigned Agreements to Faith Bloom and Faith Bloom is willing to assume all rights and obligations of the Company under the Assigned Agreements;

         WHEREAS, HFG is willing to consent to the assignment of the Assigned Agreements by the Company to Faith Bloom;

         WHEREAS, the parties hereto also desire to amend the Financing Agreement as provided for herein; and

         WHEREAS, except as otherwise modified by this Agreement, the Assigned Agreements shall remain in full force and effect, with the obligations of the parties thereto remaining duly enforceable.

         NOW, THEREFORE, for and in consideration of the covenants set forth herein and the mutual benefits to be gained by the parties hereto, and other good and valuable consideration, the receipt and adequacy of which are now and forever acknowledged and confessed, the parties hereto hereby agree and intend to be legally bound as follows:

         1. Assignment. Upon the execution of this Agreement by the parties hereto, all rights and obligations of the Company under the Assigned Agreements shall be assigned to and assumed by Faith Bloom, with HFG hereby consenting to this assignment.

         2. Amendment and Restatement. Section 4. of the Financing Agreement is amended and restated in its entirety as follows:




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         "HFG shall have the exclusive right (the "Exclusivity Period") from the date of this Agreement to March 31, 2006 to effect the Financing.

         In addition, Faith Bloom agrees that in the event that this Agreement is terminated for any reason, other than upon the completion of a Financing, it shall not enter into discussions or negotiations with or close a financing, regardless of terms, with any party introduced by HFG as a possible investor or placement agent for the Financing, each of which shall be listed on Schedule "A" to this Agreement at the time of introduction, for a period of two years following the date of termination of this Agreement."

         3. Governing Law. This Agreement shall be governed by the laws of the Peoples Republic of China and any dispute arising hereunder shall be submitted for binding arbitration to the China Foreign Trade Commission Arbitration Committee in Beijing.

         It is understood that this Agreement will be prepared and executed in both the English and Chinese languages, with both versions having legal efficacy. If a dispute arises as to the interpretation of a particular provision of this Agreement because of differences between the Chinese and English languages, the dispute shall be resolved in accordance with the provisions of the Chinese version.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                      HFG:

                                         HFG:

                                         HFG International, Limited



                                         By: /s/  Timothy P. Halter
                                            ------------------------------------
                                            Timothy P. Halter,
                                            Its:President

                                         The Company:

                                         Eastern Nano-Materials Holdings Limited



                                         By: /s/ Xiangzhi Chen
                                            ------------------------------------
                                            Xiangzhi Chen
                                            Its:CEO

                                         Faith Bloom:

                                         Faith Bloom Limited



                                         By: /s/ Xiangzhi Chen
                                            ------------------------------------
                                            Xiangzhi Chen
                                            Its:CEO







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